EXHIBIT 23.1


                          CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated July 20, 1998 to Board of Directors of SunTrust Banks, Inc. ("SunTrust") attached as Annex B to SunTrust's Registration Statement on Form S-4 and to references to our firm in the Joint Proxy Statement/Prospectus forming a part thereof under the headings "Summary" and "The Merger". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.



                                        LEHMAN BROTHERS INC.

                                        By: /s/ SIMON K. ADAMIYATT
                                           ------------------------
                                          Simon K. Adamiyatt
                                          Managing Director


New York, New York
August 12, 1998